Exhibit 10.2

Warrant Certificate No. [•]	Number of Warrants: [•][1]
Warrant Holder: Zimmer Financial Services Group LLC	Issue Date: October 21, 2024

WARRANT TO PURCHASE Units
OF
Ategrity Specialty Holdings LLC

THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO VARIOUS CONDITIONS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT CERTIFICATE OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH WARRANT CERTIFICATE AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS WARRANT CERTIFICATE, BY ACCEPTANCE OF THIS WARRANT CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH WARRANT CERTIFICATE.

Ategrity Specialty Holdings LLC, a Delaware limited liability company (the “Company”), hereby certifies that Zimmer Financial Services Group LLC, a Delaware limited liability company (“Zimmer” and, together with its successors and assigns and any transferee of any Warrant, and his, her or its successors and assigns, the “Holder”), is entitled, subject to the terms and conditions set forth in this warrant certificate (this “Warrant Certificate”), to acquire from the Company, at any time or times on or after the date hereof, but not after 5:00 P.M., Eastern Time on the date that is the tenth (10th) anniversary of the Issue Date (the “Expiration Date”), one duly authorized, validly issued, fully paid, nonassessable unit of the Company’s limited liability interests (the “Units”) for each Warrant represented by this Warrant Certificate, which shall be adjusted or readjusted from time to time as provided in this Warrant Certificate (as adjusted, the “Warrant Units”), at a purchase price per share equal to $[•]2 (the “Initial Exercise Price”), which shall be adjusted from time to time as provided in this Warrant Certificate (as adjusted, the “Exercise Price”). The Warrants are issued pursuant to the terms of that certain Subscription Agreement, dated as of the date hereof, by and between the Company and Zimmer (the “Subscription Agreement”).

1 To be 11,511,275 in Tranche 1 and 4,000,000 in Tranche 2.

2 To be $3.00 in Tranche 1 and $2.00 in Tranche 2.

Section 1                 Exercise; Exchange of Warrant.

1.1            Manner of Exercise; Exchange.

(a)            Exercise.

Subject to Section 1.1(d) hereof, the Holder may exercise these Warrants, in whole or in part, at any time and from time to time during normal business hours on any Business Day on or prior to the Expiration Date, by:

(i)             surrendering this Warrant Certificate (subject to Section 1.1(c) hereof) and (in every case) delivering a notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”), duly completed and executed on behalf of the Holder, at the principal executive office of the Company (or such other office or agency of the Company in the United States as it could designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and

(ii)            tendering payment of the aggregate Exercise Price equal to the product of (A) the Exercise Price then in effect and (B) the number of Warrant Units thereby purchased, at the election of the Holder in one of the following manners:

(A)            by check or wire transfer payable to the order of the Company to an account designated in writing by the Company; or

(B)            in lieu of cash payment described in clause (A) above, but otherwise in accordance with the requirements of this Section 1.1, on a “cashless” basis by having the Company issue to the Holder a number of Units determined by the following formula:

NW = NE x ((PC – PE) / PC)

where —

NW	is the number of Warrant Units to be issued to the Holder;

NE	is the number of Warrant Units for which the Warrants are then being exercised (including the Warrant Units surrendered to the Company in payment of the aggregate Exercise Price);

PC	is the Fair Market Value of the Units; and

PE	is the Exercise Price.

(b)            No Fractional Units.

No fractional units shall be issued upon the exercise of the Warrants as a consequence of any adjustment pursuant hereto. All Units (including fractions) issuable upon exercise of this Warrant Certificate may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional unit. If, after aggregation, the exercise would result in the issuance of a fractional unit, the Company shall, round up such fractional unit to the nearest whole unit.

(c)            Surrender of Warrant Certificate.

Upon exercise of any portion of these Warrants in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant Certificate to the Company unless such Holder is purchasing the full number of previously unexercised Warrants represented by this Warrant Certificate, in which case the Holder shall promptly surrender this Warrant Certificate, and such surrendered Warrants shall be cancelled. The Holder and the Company shall each maintain records showing the number of Warrants so exercised and the number of Warrant Units issued in connection with each exercise of these Warrants and the dates of such exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant Certificate upon each such partial exercise. Notwithstanding the foregoing and subject to Section 4.2, if any of these Warrants are exercised as aforesaid, the Holder may not transfer or assign the remaining Warrants unless such Holder first physically surrenders this Warrant Certificate to the Company, whereupon the Company will forthwith issue and deliver upon order of the Holder a new Warrant Certificate of like tenor, registered on the books of the Company as the Holder may reasonably request, representing the number of Warrants not theretofore exercised. Any new Warrant Certificate issued and delivered pursuant to this Section 1.1(c) shall in all other respects be identical to this Warrant Certificate. The Holder and any assignee, by acceptance of this Warrant Certificate or a new Warrant Certificate, acknowledge and agree that by reason of the provisions of this Section 1.1, following exercise of any portion of these Warrants, the number of Warrant Units into which the Warrants represented by this Warrant Certificate may be exercised may be less than the number of Warrant Units for which the Warrants set forth on the face hereof may be exercised.

1.2            When Exercise Effective.

The person(s) in whose name(s) any Warrant Units so issued, as designated by the Holder in accordance with Section 4.2 hereof, will be deemed to be the holder(s) of record of such Warrants as of the close of business on the Exercise Date, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Warrant Units may not be actually delivered on such date.

1.3            Delivery of Units Upon Exercise.

Certificates for Warrant Units issued upon exercise of these Warrants will be issued in such name(s) as the Holder may designate in accordance with Section 4.2 hereof and will be delivered to such named person(s) within a reasonable time, not to exceed five (5) Business Days after any Exercise Date.

1.4            Restricted Securities.

The Warrants and the Warrant Units purchasable hereunder constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act, or an applicable exemption from such registration. A securities legend to the foregoing effect in the form as set forth in the Section 4.1 hereof shall be placed on any Warrant Units issued to the Holder upon exercise of the Warrants.

1.5            Treatment of Warrant upon a Change of Control.

In the event of a Change of Control in which Holder has not fully exercised this Warrant prior to such date, then Holder shall be entitled to elect to receive the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that the Holder would have been entitled to receive in such Change of Control transaction had the Holder owned a number of Units immediately prior to such Change of Control equal to the number of Warrant Units the Holder would have received if the Holder had exercised such Warrants immediately prior to the closing of such Change of Control; provided, however, the Company shall give notice to Holder of the proposed Change of Control no later than two (2) Business Days prior to the consummation of such Change of Control.

Section 2                  Adjustments to Exercise Price and Warrant Units.

2.1            Adjustments.

The number of Warrant Units that the Holder shall be entitled to receive upon exercise of the Warrants shall be determined by multiplying the number of Warrant Units which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the Holder in the Exercise Notice, by a fraction, (a) the numerator of which shall be the Initial Exercise Price, and (b) the denominator of which shall be Exercise Price as currently in effect on the date of such exercise.

2.2            Effect of Recapitalization, Dividends, Reclassification, etc..

(a)            In the event of any event or transaction, including, without limitation, the conversion of the Company to a corporation (other than a Change of Control in which the Holder makes the election described in Section 1.5 hereof) and, as a result of which, the Company’s Units are converted into, or are exchanged for, or represent solely the right to receive, other securities, then, notwithstanding anything to the contrary herein, the consideration due upon exercise of any Warrant will be determined in the same manner as if each reference to any number of Units were instead a reference to the same number of such other securities. For the avoidance of doubt, in the event of a conversion of the Company to a corporation, the references herein to “Units” shall instead be deemed to refer to the shares of common stock in such corporation. In the case of any share split, reverse share split, combination or subdivision, if the Company subdivides the outstanding Units, by reclassification or otherwise, into a greater number of Units, or if the Company makes a dividend or distribution (whether in cash, securities or other property, or any combination of the foregoing) for which the Holder does not exercise the participation rights in Section 5.1 herein, the number of Warrant Units purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding Units are combined or consolidated, by reclassification or otherwise, into a lesser number of Units, the Exercise Price shall be proportionately increased and the number of Warrant Units purchasable hereunder shall be proportionately decreased.

(b)            If any event occurs as to which the provisions of this Section 2 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of the Company, fairly and adequately protect the purchase rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of the Company, to protect such purchase rights as aforesaid.

(c)            Any adjustments pursuant to this Section 2 shall be made successively whenever an event referred to herein shall occur.

2.3            Notice/Certificate as to Adjustments.

Upon each adjustment of the Exercise Price, class and/or number of Warrant Units pursuant to this Section 2, the Company, at the Company’s expense, shall promptly notify the Holders in writing, setting forth the adjustments to the Exercise Price, class and/or number of Warrant Units and facts upon which such adjustment is based. The Company shall, upon written request from any Holder, furnish such Holder with a certificate of its Chief Financial Officer or other authorized officer, including computations of such adjustment and the Exercise Price, class and number of Warrant Units in effect upon the date of such adjustment.

Section 3                 Covenants of the Company.

3.1            The Company covenants and agrees that:

(a)            it has the power and authority to execute, deliver and perform its obligations under the Warrants;

(b)            the Warrants are duly authorized and validly issued;

(c)            all Units that may be issued upon the exercise of the Warrants shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free of any taxes, liens and encumbrances;

(d)            if the Company converts to a corporation during the period within which the Warrants may be exercised, it will at all times have authorized and reserved a sufficient number of Units to provide for the exercise of the Warrants;

(e)            if any Units reserved or to be reserved to provide for the exercise of the Warrants require registration with or approval of any governmental, administrative or other regulatory body under any federal or state law or stock exchange rule before such shares may be validly issued, then it shall in good faith and as expeditiously as possible using its commercially reasonable efforts endeavor to secure such registration or approval, as the case may be;

(f)            it shall not, by amendment to its certificate of formation or incorporation, as applicable (whether by way of merger, operation of law, or otherwise) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company and shall at all times in good faith and using its commercially reasonable efforts, assist in the carrying out of all the provisions of this Warrant Certificate and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment as if the Holder was a unitholder of the Company entitled to the benefit of fiduciary duties afforded to unitholders under laws of the State of Delaware. Any successor to the Company shall agree in writing, as a condition to such succession, to carry out and observe the obligations of the Company hereunder with respect to the Warrants;

(g)            no consent, waiver or authorization of, or filing with any other person or entity (including without limitation, any governmental, administrative or other regulatory body) is required in connection with the issuance of the Warrant or with the validity or enforceability against the Company of the Warrant;

(h)            in the event any Holder proposes to transfer or assign any Warrant and the Warrant Units issuable upon exercise of any Warrant, in whole or in part, pursuant to Section 4, the Company will reasonably cooperate with the Holder (and any transferee or assignee) to effectuate such transfer; provided that such transfer or assignment is otherwise in compliance with Section 4.2.

3.2            Notice of Certain Events. If the Company proposes at any time to:

(a)            effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding Units;

(b)            declare any dividend or distribution upon the outstanding Units, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

then, in connection with each such event, the Company shall give Holder:

(i)            in the case of clause (a) above, at least two (2) Business Days’ (or such shorter period agreed with the Holder) prior written notice of the date when the same shall take place (and specifying the anticipated date on which the holders of outstanding Units shall be entitled to exchange their Units for the securities or other property deliverable upon the occurrence of such event and such reasonable information as the Holder may reasonably request from the Company in writing regarding the treatment of the Warrants in connection with such event giving rise to the notice); and

(ii)           in the case of clause (b) above, at least two (2) Business Days’ (or such shorter period agreed with the Holder) prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such distribution (and specifying the date on which the holders of outstanding Units will be entitled thereto) or for determining rights to vote, if any.

The Company will also provide information requested by Holder that is reasonably necessary to enable any Holder to comply with such Holder’s accounting or reporting (including tax reporting) requirements.

Section 4                 Restrictions on Transfer.

4.1            Restrictive Legend.

(a)            Each certificate or book entry notation representing Units issued upon exercise of the Warrants and each certificate representing Units issued to any subsequent transferee of any such certificate or book entry notation, shall be stamped or otherwise imprinted with a legend in substantially the form as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VARIOUS CONDITIONS, INCLUDING CERTAIN RESTRICTIONS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THIS CERTIFICATE AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE SECURITIES LAWS.

(b)            If at any time any securities other than Units shall be issuable upon the exercise of the Warrants, such securities shall bear a legend similar to the one set forth above.

4.2            Transfer/Assignment.

(a)            Subject to compliance with clauses (b), (c) and (d) of this Section 4.2, these Warrants and all rights hereunder are transferrable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new Warrant Certificate or Certificates representing these Warrants shall be made and delivered by the Company, of the same tenor and date as this Warrant Certificate but registered in the name or names of one or more transferees, upon surrender of this Warrant Certificate, duly endorsed, to the office or agency of the Company described in Section 1.1 hereof, subject, however, to appropriate adjustment to reflect the prior exercise of any Warrants represented hereby. Each transferee shall execute a counterpart signature page hereto as the Holder to the applicable new Warrant Certificate, and such transferee shall thereby be bound by, and subject to, all of the terms and conditions of such new Warrant Certificate. All expenses and other charges payable in connection with the preparation, execution and delivery of the new Warrant Certificate or Certificates pursuant to this Section 4.2 shall be paid by the Company, provided, however, that the Company shall not be obligated to pay any documentary taxes, stamp or similar issue taxes or transfer taxes in respect of the preparation, execution and delivery of such new Warrant Certificate or Certificates pursuant to this Section 4.2.

(b)            Notwithstanding the foregoing, the Warrants and Warrant Units issuable upon exercise of these Warrants may not be transferred without first obtaining the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that subject to compliance with clauses (c) and (d) of this Section 4.2, a Holder may freely transfer any Warrants or Warrant Units issuable upon exercise of these Warrants at any time (i) to any Permitted Holder, (ii) to other existing Holders and/or (iii) pursuant to Section 4.2(e).

(c)            Notwithstanding the foregoing, the transfer of these Warrants and any rights hereunder, and any Warrant Units issued upon exercise of these Warrants, shall be subject to the applicable provisions and limitations as set forth in the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that any such transferee will remain subject to this transfer restriction.

(d)            Without limiting the generality of clause (c) above, the Warrants and Warrant Units issuable upon exercise of these Warrants shall not be transferred except in compliance with the terms and conditions specified in this Section 4.2. Any purported transfer other than in accordance with the terms and conditions of this Warrant Certificate shall be null and void, and the Company shall not recognize any such transfer for any purpose and shall not reflect in its records any change in record ownership pursuant to any such transfer. The Holder, by acceptance of this Warrant Certificate, agrees to be bound by the provisions of this Section 4.2.

(e)            Notwithstanding anything to the contrary in this Warrant, and without need of any consent of, or any further action by the Company or any other Person, the Holder shall be permitted to pledge or grant a security interest in all or a portion of its right, title and interest in such Holder’s Warrant (or underlying Warrant Units) to secure the obligations of such Holder, to any Person (and/or any agent, trustee or representative of such Person) with respect to any loan, letter of credit or other extension of credit or indebtedness to or for the account of the Holder and any transfer of any such Holder’s right, title and interest in the Warrant (or underlying Warrant Units) in respect of which such Holder granted a security interest in connection with a foreclosure of such security interest or other exercise of remedies under such indebtedness shall not require the consent of the Company or any other Person and such transfer shall permitted pursuant to this Section 4.2.

Section 5                 Certain Rights of Holders.

5.1            Participation Rights. No dividend or other distribution on the Company’s Units (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Units unless, at the time of such declaration and payment, the Company makes adequate provision such that the Holder is given the option to participate, at the same time and on the same terms as holders of Units, and solely by virtue of being a Holder of the Warrants, in such dividend or distribution without having to exercise such Holder’s Warrants and as if such Holder had owned, on the record date for such dividend or distribution, a number of Units equal to the number of Warrant Units that would be issuable on an as converted basis as of the record date of such distribution as calculated pursuant to Section 1.1(a)(ii)(B)  multiplied by the dividend or other distribution declared per Unit (each such dividend or distribution declared or paid on the Units, a “Participating Dividend,” and each corresponding delivery or distribution of cash, securities or other property, or any combination of the foregoing, to Holders pursuant to this Section 5.1, a “Participating Payment/Delivery”). The Company will provide notice to Holders of each Participating Payment/Delivery, including the related record date and payment or delivery date, at substantially the same time at which, and in substantially the same manner in which, the Company provides the related notice(s) to holders of the Units in connection with the corresponding Participating Dividend.

5.2            Automatic Cashless Exercise upon Expiration. Upon the Expiration Date, the Fair Market Value of one Unit (or other security issuable upon the exercise hereof) as determined in accordance with definition of “Fair Market Value” is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.1(a)(ii)(B) above as to all Units (or such other securities) for which it shall not previously have been exercised, and the Company shall promptly deliver a certificate representing the Warrant Units (or such other securities) issued upon such exercise to Holder.

Section 6                 Miscellaneous.

6.1            Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) on the next Business Day when sent by email if sent during normal business hours of the recipient, (iii) within five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) within one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 6.1):

If to the Company:

Ategrity Specialty Insurance LLC

9 West 57th Street, 33rd Floor
New York, NY 10012

Attention:	Justin Cohen
Email:	[***]

If to the Holder:

Zimmer Financial Services Group LLC

9 West 57th Street, 33rd Floor
New York, NY 10012

Attention:	Barbara Burger
Email:	[***]

6.2            No Change in Warrant Terms on Adjustment.

Irrespective of any adjustment in the Exercise Price or the number of Units, this Warrant Certificate, whether theretofore or thereafter issued or reissued, may continue to express the same price and number of Units as are stated herein and the Exercise Price and such number of Units specified herein shall be deemed to have been so adjusted.

6.3            Issuance and Transfer Taxes; Withholding.

(a)            The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of these Warrants or Warrant Units on exercise of these Warrants pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder has requested that the Warrant Units be issued in a name other than that of the Holder or an Affiliate of the Holder, then such taxes shall be paid by such Holder, the Company shall not be required to issue or deliver any stock certificate representing the Warrant Units unless and until such Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax have been paid.

(b)            The Company shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any payment or issuance (including in connection with an exercise) made under this Warrant Certificate, any amounts (including by way of withholding Units or any other applicable equity interest upon an exercise) required to be deducted or withheld under applicable law as determined by the Company in its sole discretion. Any amounts or property so deducted and withheld in compliance with this Warrant Certificate will be treated for all purposes of the Warrant as having been paid to the person in respect of which such deduction and withholding was made. The Holder agrees to indemnify the Company for any withholding tax that the Company is required to pay on behalf of the Holder and any such withholding tax may be set off against payments or issuance (including in connection with an exercise) made under this Warrant Certificate.

6.4            Exchange and Registry of Warrant or Transfer of Warrant.

(a)            This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder to the Company, for a new Warrant Certificate or Certificates of like tenor and representing the right to purchase the same aggregate number of Warrant Units. The Company shall maintain a registry showing the name and address of the Holder as the registered holder of this Warrant Certificate. This Warrant Certificate may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

(b)            The Company shall register the transfer of any portion of the Warrants in the registry upon the Holder’s compliance with Section 4.2 and Section 6.3 hereof, provided that such transfer is made in compliance with this Warrant Certificate, the Securities Act and state securities laws, including, without limitation, the legends on the face page of this Warrant Certificate.

6.5            Loss, Theft, Destruction or Mutilation of Warrant.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate (it being understood that an affidavit of the Holder in customary form and delivered reasonably promptly to the Company following such loss, theft, destruction or mutilation, as appropriate, shall be sufficient notice), and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company (it being understood that a written indemnification or security agreement from the Holder shall be a sufficient indemnity), or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company shall, at its own expense, and within a reasonable time, make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of like tenor and representing the right to purchase the same aggregate number of Warrant Units as provided for in such lost, stolen, destroyed or mutilated Warrant Certificate; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

6.6            Successors and Assigns.

Except as otherwise provided herein, the terms and conditions of this Warrant Certificate shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that the parties may not assign their rights or obligations under this Warrant Certificate without the written consent of the Company, which shall not be unreasonably withheld, and the Holder, except as expressly set forth in Section 4.2. Nothing in this Warrant Certificate, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Warrant Certificate, except as expressly provided in this Warrant Certificate.

6.7            Governing Law.

All questions concerning the construction, validity, and interpretation of this Warrant Certificate shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Warrant Certificate and agrees that all claims in respect of the action or proceedings may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Any and all service of process and any other notice in any such action, suit or proceeding will be effective against any party hereto if given as provided herein. Nothing herein contained will be deemed to affect the right of any party to serve process in any manner permitted by law. THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHERS IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS WARRANT CERTIFICATE. Each of the parties hereto hereby consents to process being served by any party to this Warrant Certificate in any action or proceeding of the nature specified in this paragraph by the mailing of a copy thereof in the manner specified by the provisions of Section 6.1 hereof.

6.8            Titles and Subtitles.

The titles and subtitles used in this Warrant Certificate are used for convenience only and are not to be considered in construing or interpreting this Warrant Certificate.

6.9            Severability.

If one or more provisions of this Warrant Certificate are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant Certificate and the balance of the Warrant Certificate shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.10          Entire Agreement.

This Warrant Certificate, the Subscription Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

6.11          No Rights as Holder of Warrants; Transfer Books.

The Warrants do not entitle the Holders to any voting rights or other rights as holder of Units of the Company prior to the date of exercise hereof; provided that nothing herein is intended to limit the rights of the holders of the Warrants under the Registration Rights Agreement in accordance with their respective terms. The Company will at no time close its transfer books against transfer of these Warrants in any manner which interferes with the timely exercise of these Warrants.

6.12          Amendments and Waivers. The Warrants represented by this Warrant Certificate may be amended, and the observance of any term of such Warrants may be waived, only with the written consent of the Company and the Holder, provided that any such amendment shall affect all outstanding Warrants equally and ratably; provided, that the written consent of all holders of Warrant Certificates shall be required to:

(a)            increase the Exercise Price;

(b)            accelerate the Expiration Date;

(c)            decrease the number of Warrants;

(d)            modify the terms of Section 1.1 hereof in a manner adverse to any Holder; or

(e)            make any change in the amendment or waiver provisions which require each Holder’s consent.

6.13          Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction. Each of the Company and the Holder waives any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Warrant.

6.14          Counterparts. This Warrant may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together constitute one instrument. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature. Any Person may rely on a copy of this Warrant. The words “execution,” “signed,” “signature” and words of like import in this Warrant shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as an original executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

6.15          The following terms as used in this Warrant Certificate shall have the following meanings:

(a)            “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

(b)            “Affiliated Holder” means, with respect to a Holder, a Person that is an investment fund, entity or account (or separate account), managed, sponsored, advised, sub-advised or controlled (including by means of a voting agreement) by such Holder or an Affiliate of such Holder.

(c)            “Board” means, with respect to a Person, the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).

(d)            “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York.

(e)            “Change of Control” means a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than any Permitted Holder, has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity; the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Units are exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control.

(f)             “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)            “control” means, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. The terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

(h)            “Exercise Date” means any date, on or prior to the Expiration Date, on which the Holder exercises the right to purchase the Warrant Units, in whole or in part, pursuant to and in accordance with the terms and conditions described herein which shall be the date on which the Exercise Notice is delivered to the Company.

(i)             “Fair Market Value” of the Units on any date of determination means:

(i)              if Units are listed on the New York Stock Exchange or NASDAQ on such date, the closing sale price per Unit (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) as reported by the New York Stock Exchange or NASDAQ, as applicable;

(ii)             if the Units are not listed on the New York Stock Exchange or NASDAQ on such date, the closing sale price per Unit (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Units or such other securities are traded;

(iii)            if the Units are not listed on a U.S. national or regional securities exchange, the last quoted bid price for the Units on such date in the over-the-counter market as reported by Pink OTC Markets Inc. or other similar organization; or

(iv)            in all other cases, as determined by the Board of the Company, in its good faith judgment, based on relevant facts and circumstances at the time of such determination on the basis of a recent valuation by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board with the consent of the Holder (such consent not to be unreasonably withheld, conditioned or delayed). The fees and expenses of such valuation firm shall be borne by the Company.

The Fair Market Value will be determined without reference to early hours, after hours or extended market trading.

(j)            “Person” means any individual, corporation, limited liability company, partnership (including a limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

(k)            “Permitted Holder” means (i) Zimmer and each of its Affiliates, (ii) any officer, director, employee, member, partner or stockholder of the manager or general partner (or the general partner of the general partner) of any of the Persons referred to in clause (i), (iii) Stuart Zimmer; (iv) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in clause (ii) or (iii); (iv) in the event of the incompetence or death of any of the Persons described in any of clauses (ii) through (iii), such Person’s estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall be the beneficial owner or have the right to acquire, directly or indirectly, equity securities of the Company; (v) any trust created for the benefit of the Persons described in any of clauses (i) through (iv) or any trust for the benefit of any such trust; or (vi) any Person controlled by any of the Persons described in any of the clauses (i) through (v) and (vi) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the persons described in clauses (i) through (v) above are members.

(l)            “IPO” means the initial public offering of the equity securities of the Company or any successor entity thereto.

(m)          “Registration Rights Agreement” means the Registration Rights Agreement, between the Company and the other parties from time to time party thereto to be entered into in connection with an IPO, as amended, supplemented or modified from time to time.

(n)            “Warrants” means any and all of the warrants to acquire Units issued pursuant to the Subscription Agreement, and any replacement warrants issued in respect thereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized as of the date first written above.

COMPANY:

Ategrity Specialty Holdings LLC

By:
Name:
Title:

[Signature Page to Warrant]

AGREED AND ACKNOWLEDGED:

HOLDER:

Zimmer Financial Services Group LLC

By:
Name:
Title:

[Signature Page to Warrant]

EXHIBIT A
FORM OF EXERCISE NOTICE

Date:

TO:	Ategrity Specialty Holdings LLC
RE:	Election to Exercise Warrants

The undersigned, being the holder of the Warrant Certificate issued by Ategrity Specialty Holdings LLC (the “Company”) identified below hereby elects to exercise the number of Warrants represented by such Warrant Certificate indicated below and, in accordance with Section 1 of the Warrant Certificate, hereby agrees to pay the aggregate Exercise Price for such Units in the manner set forth below.

By submission of this notice of exercise, the undersigned represents and warrants to the Company that it is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and that the securities have been acquired for investment and not with a view to, or in connection with, the sale or distribution thereof. The undersigned understands, acknowledges and agrees that the Units issued upon exercise hereof are subject to the limitations as set forth in the Warrant Certificate and have not been registered under the Securities Act, or under any applicable state securities laws, and that no sale or disposition thereof may be made without compliance with the limitations as set forth in the Warrant Certificate and pursuant to an effective registration statement related thereto or upon receipt by the Company of an opinion of counsel satisfactory to the Company that such registration is not required under the Securities Act, or applicable state securities laws.

Warrant Certificate Number
Number of Warrants Being Exercised
$
Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 1.1(A)(ii)(B) of the Warrant Certificate):

Holder:

By:

Name:

Title: